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                                                                   Exhibit 23.14

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Taconic Technology Corp.:

     We consent to the inclusion in the registration statement on Form S-1 of Charter Communications, Inc. of our report, dated March 23, 1999, relating to the balance sheets of Taconic CATV (a component of Taconic Technology Corp. as described in note 1) as of December 31, 1997 and 1998, and the related statements of operations and component equity, and cash flows for the years then ended included herein, and to the reference to our firm under the heading "Experts" in the registration statement.

                                       /s/ KPMG LLP

Albany, New York

September 2, 1999